Exhibit 99.2

Q&A ON CBOT PLANS TO LIST AGRICULTURAL CONTRACTS ELECTRONICALLY DURING THE DAYTIME TRADING HOURS

1.	Why has the CBOT decided to list full-sized, physically delivered Agricultural contracts electronically during daytime trading hours?

This action is designed to grow the deep liquidity of the CBOT’s Agricultural complex, as well as the Exchange’s position as the benchmark for world pricing of agricultural commodities. Offering a single pool of liquidity between the screen and open auction arenas, the CBOT will be working to serve the needs of all profiles of market users.

2.	What kinds of additional opportunities does this decision create for market users?

By leveraging the robust functionality and global network of e-cbot®, the Exchange will be increasing the distribution of its Agricultural products internationally. Current and new customers will now be able to access CBOT’s liquid Ag futures contracts from virtually anywhere in the world during their trading day and evening session. Further, the move has the potential to create additional arbitrage opportunities.

3.	Will the electronically traded contracts be fungible with their corresponding open auction contracts?

The electronically traded contracts will have specifications identical to the corresponding open auction contracts and, therefore, will be fully fungible.

4.	What impact will this move have on volume at the CBOT?

The Exchange is optimistic about the positive effects of listing Ag contracts during daytime trading hours but is not offering any specific projections with regard to volume.

5.	Which contracts does this plan affect and when will the contracts begin trading on e-cbot?

The CBOT will list physically delivered futures contracts for Corn, Wheat, Soybeans, Soybean Oil, Soybean Meal, Rough Rice and Oats during side-by-side trading hours on e-cbot beginning August 1, 2006. All contract months will be listed for trading on e-cbot, so their listing cycles will be identical between the floor and screen as it is today.

6.	What are the trading hours?

These contracts will trade on the CBOT’s electronic platform from 6:30 p.m. to 6:00 a.m. and 9:30 a.m. to 1:15 p.m. (Chicago Time).

7.	Why are the electronic Ag products not trading continuously from 6:00 p.m. to 4:00 p.m the next day?

Market feedback from commercial hedgers in the agricultural markets indicated a preference for listing electronic Agricultural contracts during side-by-side hours only. Also, most market participants preferred that the electronic markets remain closed at 7:30 a.m. (Chicago time), when most USDA monthly crop reports are released.

8.	Will South American Soybeans and Ethanol futures have new electronic hours?

South American Soybean futures will be available on e-cbot during daytime trading hours beginning May 15 and Ethanol futures on May 31. Contracts will trade electronically during the following hours:

•	Ethanol futures - 6:36 p.m. to 6:00 a.m. and 9:30 a.m. to 1:15 p.m. (Chicago Time)

•	South American Soybean futures - 6:31 p.m. to 6:00 a.m. and 9:00 a.m. to 1:15 p.m. (Chicago Time)

The earlier daytime starting time for South American Soybeans is to accommodate traders of South American produced soybeans and is based on feedback from market participants.

9.	Will new Agricultural products introduced in the future be listed side-by-side?

Moving forward, all new Ag products launched after April 25, 2006, will be traded on e-cbot at such hours as deemed appropriate for the product. The Exchange will determine if the new Ag products will be traded in open auction as well.

10.	What will the settlement process be for the electronically traded Agricultural contracts?

The settlement prices for the Ag contracts on e-cbot will be the same as the open auction traded Ag contracts. The settlement price used by the Exchange will come from its open auction marketplace.

11.	Will firms have access to the electronically traded Ag contracts?

While most member firms currently have direct connections to e-cbot, the CBOT will work to ensure connections for members, member firms and their customers that currently do not have access to CBOT’s electronic platform and wish to implement it.

12.	Who does the CBOT expect to trade its Ag contracts electronically?

The CBOT’s electronically traded Ag contracts could appeal to a wide range of market users. Listing these products on e-cbot could expand the number of commercial firms,

producers and individuals who currently use the CBOT Ag markets and may attract additional users across all time zones, such as proprietary trading firms, hedge funds and CTAs.

13.	Will electronic Ag contracts be accessible from the CBOT’s trading floor?

The electronic Ag contracts will be accessible from the CBOT’s trading floors, leveraging the existing liquidity of the Exchange’s open auction market participants. The CBOT Trading Operations Team will be working with all members to address their electronic access needs/preferences, offer guidance on ISV solutions, including coordination of individual/member firm connectivity on the floor. The Exchange also will offer access to the electronic platform via the CBOT wireless handheld application. However, members may choose a different front end application, which Trading Operations will coordinate with members and their clearing firms.

14.	Is the CBOT listing its mini-sized Agricultural futures on e-cbot?

The Exchange will continue to list, in open auction only, the existing CBOT mini-sized Ag futures contracts on their current schedule, 9:30 a.m. – 1:45 p.m. (Chicago Time). There are no plans at this time to list mini-sized Ags on e-cbot.

15.	How does the CBOT plan to familiarize liquidity providers new to using the e-cbot system with the electronic trading platform prior to launch?

The CBOT will place a significant emphasis on training market participants interested in trading Ag contracts electronically. Training classes will focus on acclimating open auction traders with the electronic trading system, and a schedule of classes will be announced shortly.

16.	With listing CBOT Ag products side-by-side, is the Exchange concerned that it will witness a loss in volume in its open auction market and see a decrease in its trading floor population?

The CBOT expects that listing its Ag contracts on the screen will attract new users to the Exchange, such as hedge funds and proprietary trading firms that prefer to trade electronically. Other possible trading opportunities include the potential for arbitrage trading between the open auction and electronic trading environments. In addition, the CBOT has incorporated state-of-the-art technology in its open auction markets, allowing traders in the open auction markets to utilize hand-held devices to trade simultaneously on e-cbot. The Exchange will offer a series of training seminars to its valued liquidity providers, so they are well prepared to trade CBOT Ag products electronically.

17.	Why did the CBOT decide on a full-sized, physically-settled contract?

A full range of alternatives were considered, including half-sized, cash-settled and half-sized, physically-settled contracts. The CBOT contacted a number of market participants following the March member vote, including commercial users of the CBOT’s agricultural products, to obtain their feedback on the potential design of an electronic contract. This feedback showed that there was strong interest in a full-sized, physically-settled contract among market participants. A number of other factors were also considered, such as fungibility of the electronic and open auction contracts, product complexity, potential competition and matters relating to implementation. Based on this, we concluded that a full-sized, physically-settled contract was most likely to achieve the CBOT’s objectives, including growing the overall Agricultural complex in terms of both volume and revenues.

18.	Will Agricultural options be launched side-by-side at the same time as Agricultural futures?

Electronically traded Agricultural option contracts will not be launched at this time; however, they will be considered for launch at a later date.